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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

Charter One Financial, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-61273 of Charter One Financial, Inc. on Form S-4 of our report dated January 25, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for debt and equity securities in 1994 and for income taxes in 1993), incorporated by reference in the Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 1994.


/s/Deloitte & Touche LLP
Cleveland, Ohio

October 30, 1995